UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April  21, 2003

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51–0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 800
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860–9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

Exhibit Number	Description
99.1	Press Release issued April 21, 2003.
99.2	April 2003 Investor Presentation.

ITEM 9.  REGULATION FD DISCLOSURE

On April 21, 2003, j2 Global Communications, Inc., a Delaware corporation (“j2 Global”), issued a press release (the “Press Release”) announcing its financial results for the fiscal quarter ended March 31, 2003. The Press Release also contains financial estimates for the second quarter of 2003 and revised financial estimates for the fiscal year ending December 31, 2003.

Also on April 21, 2003, j2 Global hosted its first quarter 2003 earnings conference call and Webcast. Via the Webcast, j2 Global presented its April 2003 Investor Presentation (the “Presentation”), which contains a summary of j2 Global’s financial results for the fiscal quarter ended March 31, 2003; financial estimates for the second quarter of 2003; revised financial estimates for the fiscal year ending December 31, 2003; and certain other financial, tax, and operating information regarding j2 Global.

Pursuant to Regulation FD, j2 Global hereby furnishes the Press Release and the Presentation as Exhibits 99.1 and 99.2, respectively, to this report.

Note: The information in this report (including Exhibits 99.1 and 99.2) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: April 22, 2003	By:	/s/ Jeffrey D. Adelman

Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued April 21, 2003.
99.2	April 2003 Investor Presentation.

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